UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TRAWS PHARMA, INC.

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Your Vote Counts! Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # T00672-P54278 TRAWS PHARMA, INC. 12 PENNS TRAIL NEWTOWN, PA 18940 TRAWS PHARMA, INC. 2026 Annual Meeting Vote by July 7, 2026 11:59 PM ET You invested in TRAWS PHARMA, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on July 8, 2026. Vote Virtually at the Meeting* July 8, 2026 9:00 AM, EDT Virtually at: www.virtualshareholdermeeting.com/TRAW2026 *Please check the meeting materials for any special requirements for meeting attendance. Get informed before you vote View the Notice & Proxy Statement, Annual Report on Form 10-K and Amendment No. 1 to Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 24, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends T00673-P54278 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Election of Directors For Nominees: 01) Iain Dukes, D. Phil. 02) Werner Cautreels, Ph.D. 03) Trafford Clarke, Ph.D. 04) John Leaman, M.D. 05) Nikolay Savchuk, Ph.D. 06) M. Teresa Shoemaker 07) Jack E. Stover 2. To consider and vote upon an amendment of our 2021 Incentive Compensation Plan, as amended and restated, to increase the number of shares of common stock available for issuance by 2,000,000 and make certain other administrative changes. For 3. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. For 4. To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock upon exercise of those Series B Warrants and Series C Warrants to purchase shares of our common stock issued to certain investors pursuant to that certain Securities Purchase Agreement entered into by and between us and such investors on April 15, 2026. For 5. To approve the adjournment of the Annual Meeting to another place, or later date or dates, if necessary or appropriate, to solicit additional proxies in the event that we have not received sufficient votes in favor of any of the foregoing proposals. For NOTE: Such other business as may properly come before the meeting or any adjournment thereof.